Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE DELIVERS RECORD
SECOND-QUARTER REVENUE AND RAISES FULL-YEAR OUTLOOK
All-time record quarterly revenue for Merrell and Saucony drives consolidated revenue growth of 81% compared to 2020 and 11% versus 2019

ROCKFORD, Mich., July 29, 2021 – Wolverine World Wide, Inc. (NYSE: WWW) today reported record financial results for the second quarter ended July 3, 2021, and raised its full 2021 fiscal-year revenue and earnings outlook.

“With record revenue in the second quarter and demand for our brands continuing to accelerate, we now expect to deliver meaningful growth this year over both 2020 and 2019,” said Blake W. Krueger, Wolverine Worldwide’s Chairman and Chief Executive Officer. “Merrell and Saucony, our two largest brands, both achieved all-time record quarterly revenue – more than doubling their combined revenue year-over-year and driving combined revenue growth of more than 40% versus 2019. Our strategic shift over the last several years together with ongoing category tailwinds has resulted in two-thirds of our revenue positioned in trending performance categories like hiking, running, and work. We are bullish about the future, have raised our growth expectations for 2021, and are planning for sustained accelerated growth over the longer-term.”

SECOND-QUARTER 2021 REVIEW
•Reported revenue was $631.9 million, up 81.0% versus the prior year. On a constant currency basis, revenue was up 77.7% versus the prior year. Total Direct-to-Consumer reported revenue was up 17.5% versus the prior year and up 68.8% versus 2019. Owned eCommerce reported revenue was down 2.7% versus the prior year and up 90.7% versus 2019, and owned stores reported revenue was up 380.5% versus the prior year and up 19.2% versus 2019.
•Reported gross margin was 42.8%, compared to 42.2% in the prior year. Adjusted gross margin was 44.5%, compared to 42.2% in the prior year.
•Reported operating margin was 10.1%, compared to 2.1% in the prior year. Adjusted operating margin was 12.6%, compared to 5.1% in the prior year.
•Reported diluted earnings per share were $0.53, compared to a reported diluted loss per share of $0.02 in the prior year. Adjusted diluted earnings per share were $0.67, and, on a constant currency basis, were $0.65, compared to $0.08 in the prior year.
•Inventory at the end of the quarter was down 14.2% versus the prior year, a significant improvement compared to the 20.8% lower year-over-year inventory position at the end of the first quarter of 2021.
•Cash flow from operating activities in the quarter was $25.4 million, compared to $115.6 million in the prior year, which was a result of initiatives taken to maximize cash at the onset of the COVID-19 pandemic.
•Total debt at the end of the quarter was $718.4 million, or $306 million less than in the prior year, and total liquidity at the end of the quarter was $1.1 billion.

“The Company exceeded 2019 revenue and earnings by double digits in the second quarter, with broad-based contributions across brands and regions,” said Mike Stornant, Senior Vice President and Chief Financial Officer. “Our owned eCommerce revenue has more than doubled in the first half of 2021 compared to 2019. Our future order book remains at historically high levels, sell-through at retail is strong, and our inventory position continues to improve. These positive trends give us confidence to again raise our outlook for fiscal 2021, which now anticipates $150 million more revenue than we projected at the start of the year and represents mid-single-digit revenue growth versus 2019 at the high end of our range.”

FULL-YEAR 2021 OUTLOOK
For the full 2021 fiscal year, the Company now expects revenue in the range of $2,340 million to $2,400 million, growth of 31% to 34% versus the prior year, up $150 million from our original outlook in February. This revenue outlook represents growth of 5.6% over 2019 at the high end of the range. Reported diluted earnings per share are now expected to be in the range of $1.85 to $1.95, and adjusted diluted earnings per share are now expected to be in the range of $2.20 to $2.30.

This outlook assumes no meaningful deterioration of current market conditions related to the COVID-19 pandemic during the remainder of 2021.

NON-GAAP FINANCIAL MEASURES
Measures referred to in this release as “adjusted” financial results are non-GAAP measures that exclude environmental and other related costs net of recoveries, costs related to the COVID-19 pandemic including air freight costs, credit loss expenses, severance expenses and other related costs, reorganization expenses and debt extinguishment costs. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency basis by converting the current-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to the Company's current period reported results. The Company believes providing each of these non-GAAP measures provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates performance.

The Company has provided a reconciliation of each of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors because they increase the comparability of current period results to prior period results by adjusting for certain items that may not be indicative of core operating results and enable better identification of trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Merrell®, Saucony®, Sperry®, Hush Puppies®, Wolverine®, Keds®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s expectations regarding: its outlook for fiscal year 2021 revenue, reported and adjusted earnings per share and owned eCommerce revenue; inventory position; future growth; and accelerating demand for the Company's brands. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Year-To-Date Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Revenue	$631.9	$349.1	$1,142.6	$788.4
Cost of goods sold	361.5	201.9	649.9	459.4
Gross profit	270.4	147.2	492.7	329.0
Gross margin	42.8%	42.2%	43.1%	41.7%

Selling, general and administrative expenses	201.8	143.6	376.2	299.7
Environmental and other related costs, net of recoveries	4.8	(3.9)	(5.4)	4.9
Operating expenses	206.6	139.7	370.8	304.6
Operating expenses as a % of revenue	32.7%	40.0%	32.5%	38.6%

Operating profit	63.8	7.5	121.9	24.4
Operating margin	10.1%	2.1%	10.7%	3.1%

Interest expense, net	9.7	10.5	19.3	18.3
Debt extinguishment and other costs	—	0.2	—	0.2
Other expense (income), net	0.1	(1.7)	2.9	(2.3)
Total other expenses	9.8	9.0	22.2	16.2
Earnings (loss) before income taxes	54.0	(1.5)	99.7	8.2

Income tax expense (benefit)	9.6	0.4	16.9	(2.7)
Effective tax rate	17.7%	(28.3)%	16.9%	(33.0)%

Net earnings (loss)	44.4	(1.9)	82.8	10.9

Less: net loss attributable to noncontrolling interests	(0.3)	(0.3)	(0.4)	(0.5)
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$44.7	$(1.6)	$83.2	$11.4
Diluted earnings (loss) per share	$0.53	$(0.02)	$0.98	$0.14

Supplemental information:
Net earnings (loss) used to calculate diluted earnings (loss) per share	$44.0	$(1.8)	$81.8	$11.0
Shares used to calculate diluted earnings (loss) per share	83.6	80.9	83.4	81.5

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	July 3, 2021	June 27, 2020
ASSETS
Cash and cash equivalents	$345.8	$422.6
Accounts receivables, net	372.0	263.8
Inventories, net	331.7	386.5
Other current assets	36.9	45.7
Total current assets	1,086.4	1,118.6
Property, plant and equipment, net	120.2	134.9
Lease right-of-use assets	134.6	152.4
Goodwill and other indefinite-lived intangibles	825.9	1,040.1
Other noncurrent assets	136.5	143.4
Total assets	$2,303.6	$2,589.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$480.2	$330.4
Lease liabilities	32.7	37.5
Current maturities of long-term debt	10.0	183.5
Borrowings under revolving credit agreements	—	125.0
Total current liabilities	522.9	676.4
Long-term debt	708.4	715.9
Lease liabilities, noncurrent	119.3	139.2
Other noncurrent liabilities	303.9	322.0
Stockholders' equity	649.1	735.9
Total liabilities and stockholders' equity	$2,303.6	$2,589.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	July 3, 2021	June 27, 2020
OPERATING ACTIVITIES:
Net earnings	$82.8	$10.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14.4	15.4
Deferred income taxes	1.2	(13.4)
Stock-based compensation expense	21.6	10.2
Pension and SERP expense	7.0	4.3
Debt extinguishment and other costs	—	0.2
Environmental and other related costs, net of cash payments and recoveries received	(9.4)	34.2
Other	(1.6)	4.3
Changes in operating assets and liabilities	(64.3)	(27.1)
Net cash provided by operating activities	51.7	39.0

INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	—	(5.5)
Additions to property, plant and equipment	(6.7)	(6.6)
Investment in joint ventures	—	(3.5)
Proceeds from company-owned insurance policy liquidations	—	25.6
Other	(1.4)	(0.8)
Net cash provided by (used in) investing activities	(8.1)	9.2

FINANCING ACTIVITIES:
Payments under revolving credit agreements	—	(773.0)
Borrowings under revolving credit agreements	—	538.0
Proceeds from company-owned insurance policies	—	24.5
Borrowings of long-term debt	—	471.0
Payments on long-term debt	(5.0)	(5.0)
Payments of debt issuance and debt extinguishment costs	—	(6.4)
Cash dividends paid	(16.9)	(17.0)
Purchase of common stock for treasury	(26.9)	(21.0)
Employee taxes paid under stock-based compensation plans	(13.1)	(19.9)
Proceeds from the exercise of stock options	12.0	2.1
Contributions from noncontrolling interests	4.8	1.8
Net cash provided by (used in) financing activities	(45.1)	195.1

Effect of foreign exchange rate changes	(0.1)	(1.3)
Increase (decrease) in cash and cash equivalents	(1.6)	242.0

Cash and cash equivalents at beginning of the year	347.4	180.6
Cash and cash equivalents at end of the quarter	$345.8	$422.6

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q2 2021 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2021-Q2	Foreign Exchange Impact	Constant Currency Basis 2021-Q2	GAAP Basis 2020-Q2	Constant Currency Growth	Reported Growth
REVENUE
Wolverine Michigan Group	$354.4	$(7.0)	$347.4	$217.4	59.8%	63.0%
Wolverine Boston Group	258.0	(4.6)	253.4	122.5	106.9%	110.6%
Other	19.5	—	19.5	9.2	112.0%	112.0%
Total	$631.9	$(11.6)	$620.3	$349.1	77.7%	81.0%

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Gross Profit - Fiscal 2021 Q2	$270.4	$11.0	$281.4

Gross margin	42.8%		44.5%

Gross Profit - Fiscal 2020 Q2	$147.2	$0.1	$147.3

Gross margin	42.2%		42.2%
(1)Q2 2021 adjustments reflect $11.0 million of air freight charges related to production and shipping delays caused by the COVID-19 pandemic. Q2 2020 adjustments reflect $0.1 million of expenses related to the COVID-19 pandemic.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	As Adjusted

Selling, general and administrative expenses - Fiscal 2021 Q2	$206.6	$(4.8)	$201.8

Selling, general and administrative expenses - Fiscal 2020 Q2	$139.7	$(10.1)	$129.6

Selling, general and administrative expenses - Fiscal 2019 Q2	$174.9	$(7.6)	$167.3
(1)Q2 2021 adjustments reflect $4.8 million of environmental and other related costs net of recoveries. Q2 2020 adjustments reflect $1.9 million of environmental and other related costs net of recoveries of $5.8 million, expenses related to the COVID-19 pandemic including $6.9 million of credit loss expenses, $4.4 million of severance expenses and $2.7 million of other related costs and other reorganization costs. Q2 2019 adjustments reflect $6.2 million of environmental and related costs and $1.4 million of business development related costs.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2021 Q2	$63.8	$15.8	$79.6

Operating margin	10.1%		12.6%

Operating Profit - Fiscal 2020 Q2	$7.5	$10.2	$17.7

Operating margin	2.1%		5.1%

Operating Profit - Fiscal 2019 Q2	$55.5	$7.8	$63.3

Operating margin	9.8%		11.1%
(1)Q2 2021 adjustments reflect $11.0 million of air freight charges related to production and shipping delays caused by the COVID-19 pandemic and $4.8 million of environmental and other related costs net of recoveries. Q2 2020 adjustments reflect $1.9 million of environmental and other related costs net of recoveries of $5.8 million, expenses related to the COVID-19 pandemic including $6.9 million of credit loss expenses, $4.4 million of severance expenses and $2.8 million of other related costs and other reorganization costs. Q2 2019 adjustments reflect $6.2 million of environmental and related costs and $1.6 million of business development related costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2021 Q2	$0.53	$0.14	$0.67	$(0.02)	$0.65

EPS - Fiscal 2020 Q2	$(0.02)	$0.10	$0.08
(1)Q2 2021 adjustments reflect air freight charges related to production and shipping delays caused by the COVID-19 pandemic and environmental and other related costs net of recoveries. Q2 2020 adjustments reflect environmental and other related costs net of recoveries, expenses related to the COVID-19 pandemic, including credit loss expenses, severance and other related costs, reorganization expenses and debt extinguishment costs.

2021 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF REPORTED DILUTED EPS GUIDANCE TO ADJUSTED
DILUTED EPS GUIDANCE AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions, except earnings per share)

	GAAP Basis	Adjustments (1)	As Adjusted

EPS - Fiscal 2021	$ 1.85 - $1.95	$0.35	$ 2.20 - $2.30

Supplemental information:

Net Earnings - Fiscal 2021	$156 - $165	$30.0	$186 - $195

Net Earnings used to calculate diluted earnings per share	$153 - $162	$30.0	$183 - $192

Shares used to calculate diluted earnings per share	83.4		83.4
(1)2021 adjustments reflect estimated environmental and other related costs net of recoveries and certain other costs including air freight charges related to production and shipping delays caused by the COVID-19 pandemic.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if, environmental and other related costs net of recoveries, costs related to the COVID-19 pandemic including air freight costs, credit loss expenses, severance expenses and other related costs, reorganization expenses and debt extinguishment costs were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors by increasing comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in the Company's business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.